Exhibit T3E.7
FORM OF LETTER TO CLIENTS FOR USE BY BROKERS, COMMERCIAL BANKS, TRUST COMPANIES
OR OTHER NOMINEES
MORRIS PUBLISHING GROUP, LLC
MORRIS PUBLISHING FINANCE CO.
FOR TENDER OF ALL OUTSTANDING
7% SENIOR SUBORDINATED NOTES DUE 2013 (CUSIP NO. 618270-AB-8)
IN EXCHANGE FOR
$100,000,000 AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE SECURED NOTES DUE 2014
To Our Clients:
          Enclosed for your consideration is the Offering Memorandum and Disclosure Statement for Solicitation of Acceptances of a Prepackaged Plan of Reorganization, dated December 14, 2009 (the “Offering Memorandum”) of Morris Publishing Group, LLC and Morris Publishing Finance Co. (together, the “Co-Issuers”). As described in the Offering Memorandum, the Co-Issuers are offering to exchange all of their outstanding 7% Senior Subordinated Notes due 2013 (CUSIP number 618270-AB-8) (the “Old Notes”) for $100,000,000 aggregate principal amount of Floating Rate Secured Notes due 2014, which are to be issued upon the terms and subject to the conditions set forth in the Offering Memorandum and the related Letter of Transmittal (together with the Offering Memorandum, the “Exchange Offer”). The Exchange Offer is conditioned upon the Co-Issuers receiving valid tender of least 99% of the aggregate principal amount of the outstanding Old Notes and other conditions set forth in the Offering Memorandum under “The Exchange Offer — Conditions to the Completion of the Exchange Offer” beginning on page 81.
          The Exchange Offer will expire at 11:59 p.m., New York City time, on January 12, 2010, unless extended (such date and time, as it may be extended, the “Expiration Date”). Unless you are restricted from doing so by the Support Agreement (which is defined and described in the Offering Memorandum), you may withdraw any tendered Old Notes at any time on or prior to the Expiration Date. Old Notes properly tendered and accepted may not be withdrawn after the Expiration Date.
          You are the beneficial owner of Old Notes, which are registered in our name. If you would like to exchange your Old Notes, you must do so by completing and returning to us the enclosed Instructions to Registered Holder and/or Book-Entry Transfer Participant (the “Instructions”). In order to allow sufficient time for processing your instruction prior to the Expiration Date, please complete and return your Instructions as promptly as possible.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK
ENTRY TRANSFER PARTICIPANT
To Registered Holder and/or Participant of the Book-Entry Transfer Facility:
          The undersigned hereby acknowledges receipt of the Offering Memorandum and Disclosure Statement for Solicitation of Acceptances of a Prepackaged Plan of Reorganization, dated December 14, 2009 (the “Offering Memorandum”), and the related Letter of Transmittal (together with the Offering Memorandum, the “Exchange Offer”) to exchange all of the outstanding 7% Senior Subordinated Notes due 2013 (CUSIP number 618270-AB-8) (the “Old Notes”) of Morris Publishing Group, LLC and Morris Publishing Finance Co. (the “Co-Issuers”) for $100,000,000 principal amount of the Co-Issuers’ Floating Rate Secured Notes due 2014 (the “New Notes”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Memorandum.
          This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.
          The aggregate face amount of Old Notes held by you for the account of the undersigned is (fill in amount):
          $                                         of the Old Notes.
          With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):
☐	to tender all of the Old Notes held by you for the account of the undersigned.

☐	NOT to tender any Old Notes held by you for the account of the undersigned.
          If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:
•	the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes;

•	the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); and

•	the undersigned is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Co-Issuers.

          The undersigned authorizes you to bind the undersigned as set forth in the Letter of Transmittal and to take such other action as may be necessary to effect the valid tender of the Old Notes held by you for the account of the undersigned.
SIGN HERE
Name(s) of beneficial owner(s):
Signature(s):
Name(s):
                                        (PLEASE PRINT)
Address(es):
Telephone Number(s):
Taxpayer Identification or Social Security Number(s):
Date: